Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements and the accompanying notes of Healthcare Triangle, Inc., and the standalone financial statements of Teyame 360 SL and Datono Mediacion SL respectively, filed herewith.

The unaudited pro forma information is not necessarily indicative of the combined company’s actual financial position or actual results of operations had the transaction occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or operating results of the combined company. There were no material transactions between Healthcare Triangle, Inc, Teyame 360 SL and Datono Mediacion SL, during the periods presented in the unaudited pro forma condensed combined financial information that would need to be eliminated.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, fair value impacts upon acquisition, or revenue enhancements that the combined company may achieve and realize as a result of the acquisition; nor does it reflect costs to integrate the operations of Healthcare Triangle, Inc Teyame 360 SL and Datono Mediacion SL, or the costs necessary to achieve cost savings, operating synergies and revenue enhancements.

Healthcare Triangle, Inc and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As At December 31, 2025

(in thousands, except per share data)

	HCTI	Teyame	Datono	HCTI Pro Forma Combined
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,625	$2	$0	$7,627
Accounts receivable	2,070	4,740	773	7,583
Other current assets	3,456	694	27	4,177
Total current assets	13,151	5,436	800	19,387
Furniture and equipment, net	5	1,494	-	1,499
Goodwill, net	2,946	-	-	2,946
Intangible assets, net	2,808	2,222	750	5,780
Other non-current assets	-	207		207
Due from affiliates	3,826	-	-	3,826
Total assets	$22,736	$9,359	$1,550	$33,645
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$744	$2,939	$741	$4,424
Short term borrowing	10,737	3,444	2,201	16,382
Other current liabilities	1,311	798	409	2,518
Total current liabilities	12,792	7,181	3,351	23,324
Long-term liabilities
Long-term liabilities	-	559	-	559
Contingent consideration	-	-	-	-
Total current and long-term liabilities	12,792	7,740	3,351	23,883
Stockholders’ equity
Series B Preferred Stock, par value $0.00001; 10,000,000 authorized issued convertible preferred stock 1,600,000 as of December 31, 2025	7,435	-	-	7,435
Common stock, par value $0.00001; 100,000,000 authorized 142,426 shares issued and outstanding as of December 31, 2025	11	-	-	11
Non-controlling interest	(37)	-	-	(37)
Additional paid-in capital	45,534	2,839	(2,834)	45,539
Retained earnings	(42,999)	(1,220)	1,033	(43,186)
Total stockholders’ equity (deficit)	9,944	1,619	(1,801)	9,762
Total liabilities and stockholders’ equity	$22,736	$9,359	$1,550	$33,645

Healthcare Triangle, Inc and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2025

(in thousands, except per share data)

	HCTI	Teyame	Datono	HCTI Pro Forma Combined
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
Net revenue	$13,891	$17,161	$13,763	$44,815
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,001	9,263	11,647	32,911
Bad debt expense	17	-	-	17
Research and development	536	-	-	536
Sales and marketing	3,084	2,556	1,176	6,816
General and administrative	7,337	2,794	71	10,202
Depreciation and amortization	705	882	170	1,757
Total operating expenses	11,679	6,232	1,417	19,328
Gain/(loss) from operations	(9,789)	1,666	699	(7,424)
Other income	857	13	28	898
Changes in fair value	41	-	-	41
Forex gain/(loss)	(18)	-	-	(18)
Interest expense	(567)	(214)	(114)	(895)
Income/(Loss) before income taxes	(9,476)	1,465	613	(7,398)

Income tax expense	-	(362)	(147)	(509)

Net income / (loss)	(9,476)	1,103	466	(7,907)
Other comprehensive income/(loss)
Foreign currency translation gain	11	-	-	11
Comprehensive loss	$(9,465)	$1,103	$466	$(7,896)
Comprehensive loss attributable to:
Stockholders	(9,428)	1,103	466	(7,859)
Non-controlling interest	(37)	-	-	(37)
Net loss per common share—basic and diluted
Stockholders	(152.3)	-	-	(127)
Non-controlling interest	(0.6)	-	-	(0.6)
Weighted average shares outstanding used in per common share computations:
Basic and diluted	61,873	-	-	61,873